CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our Firm in the Registration Statement on Form N-14 of Sprott Funds Trust regarding the Prospectus and Statement of Additional Information of Sprott Gold Fund, a series of the Sprott Funds Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

October 4, 2019